Exhibit 10.2

EXECUTION VERSION

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

“Company”	Anthera Pharmaceuticals, Inc., a Delaware corporation
“Number of Shares”	588,235 (Subject to adjustment as hereinafter provided)
“Class of Stock”	Common Stock, par value $0.001 per share
“Warrant Price”	$0.68 per Share (Subject to adjustment as hereinafter provided)
“Issue Date”	April 3, 2013
“Expiration Date”	October 3, 2016
“Credit Facility”

This Warrant is issued in connection with the Credit and Security Agreement by and among Midcap Financial SBIC, LP, as administrative agent, the Lenders listed on the Credit Facility Schedule thereto and otherwise party thereto from time to time and the Company and the other entities shown as signatories thereto, dated as of April 3, 2013, as amended from time to time (the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, including without limitation the mutual promises contained in the Loan Agreement, MidCap Financial SBIC, LP, a Delaware limited partnership (together with any successor or permitted assignee or transferee of this Warrant or any holder of the Shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase up to the Number of Shares of fully paid and nonassessable capital stock of the Company of the Class of Stock and at the Warrant Price, as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.  As used herein, “Share” or “Shares” shall refer to either (i) the shares of stock issuable upon the exercise or conversion of this Warrant and any shares of capital stock into which such shares may be converted or exchanged, or (ii) the authorized or issued and outstanding shares of capital stock of the Company which are of the same class and series as the shares of stock issuable upon the exercise or conversion of this Warrant, in either case as the specific provisions of this Warrant or the context may require.

ARTICLE 1.         EXERCISE.

1.1          Method of Exercise.  Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company (which notice may be delivered by facsimile or pdf).  Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall, within three (3) Trading Days following the date of exercise as aforesaid, also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company in the amount of the aggregate Warrant Price for the Shares being purchased.  As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading, and “Trading Market” means any of the following markets or exchanges on which the Shares are or have most recently been listed or quoted for trading on the date in question:  the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

1.2          Conversion Right.  In lieu of exercising this Warrant as specified in Article 1.1, Holder may at any time and from time to time after the Issue Date convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the number of Shares or the securities otherwise issuable upon exercise of this Warrant with respect to which Holder elects to convert this Warrant minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share.  The “Fair Market Value” of one Share shall be determined pursuant to Article 1.3.

1.3          Fair Market Value.  “Fair Market Value” shall mean, with respect to one Share for any date, the price determined by the first of the following clauses that applies:  (a) if the Shares are then listed or quoted on a Trading Market, the average of the daily volume weighted average trading price of a Share for the ten (10) Trading Days immediately prior to such date (the “10-Day Trailing Average Price”) on the principal Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “OTC Bulletin Board”) is not a Trading Market, the 10-Day Trailing Average Price on the OTC Bulletin Board, (c) if the Shares are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Shares so reported, or (d) as reasonably determined by the Board of Directors of the Company in good faith (provided, that in the event Holder’s conversion right under Article 1.2 is exercised or deemed exercised in connection with an Acquisition, the Fair Market Value shall be determined based upon the cash and fair market value of any securities and other consideration as would have been paid for or in respect of each Share issuable (as of immediately prior to the closing of the Acquisition) upon exercise of this Warrant as if such Share had been issued and outstanding on and as of the closing of such Acquisition).

1.4          Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant pursuant to Article 1.1 or 1.2, respectively, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired.  Appendix 3 hereto shall be updated to reflect the remaining Shares not so acquired.  This Warrant shall be deemed to have been exercised and such Shares and certificates deemed issued, and Holder shall become the holder of record of the Shares for all purposes, as of the date of Holder’s delivery of the exercise notice pursuant to Article 1.1 or 1.2 and payment of the Warrant Price, if applicable.  If the Company fails to deliver a certificate or certificates for the Shares as provided herein, in addition to any other remedy available to Holder hereunder, at law or in equity, Holder will have the right to rescind the exercise or conversion of this Warrant.

1.5          Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6          Treatment of Warrant Upon Acquisition of Company.

1.6.1       Certain Definitions.  For the purpose of this Warrant, “Acquisition” means (a) any sale, assignment, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or (b) any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company, representing forty percent (40%) or more of the combined voting power of Borrower’s then outstanding securities.  As used in this Article 1.6, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then traded on a Trading Market, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from re-selling, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to convert this Warrant in full pursuant to Section 1.2 hereof on or prior to the closing of such Acquisition.  For purposes of this Article 1.6, “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting securities of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable (whether as a result of the ownership of voting securities, by contract or otherwise).

1.6.2       Treatment of Warrant Upon Acquisition.

(A)          Cash or Marketable Securities Acquisition.  In the event of an Acquisition (other than a True Asset Sale as defined in Article 1.6.2(B) below) in which (1) the sole consideration is cash, Marketable Securities, or a combination thereof and (2) such consideration is received by the Company’s stockholders in respect of their shares of the Company’s capital stock (including, without limitation, pursuant to the dissolution and liquidation of the Company in connection with or as a result of such Acquisition), Holder may exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition; provided, that if the Holder fails to make such election prior to the consummation of the Acquisition, the Warrant will, subject to Article 5.8, expire upon the consummation of such Acquisition.  The Company shall provide Holder with written notice of any proposed Acquisition (which notice shall identify the parties thereto, the proposed structure thereof, the amount and kind of consideration to be paid in connection therewith and the terms and conditions of payment, the number of shares of capital stock outstanding or issuable upon the exercise of rights then outstanding, and facts as shall be reasonably necessary to indicate the effect of the Acquisition on this Warrant), together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which shall be delivered to Holder not less than twenty (20) business days prior to the closing of the proposed Acquisition.  Any exercise of this Warrant after delivery of such notice and prior to the consummation of the Acquisition described in such notice shall be deemed to be an exercise in connection with such Acquisition for purposes of Article 1.6.2(D).  If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and, unless Holder advises the Company in a written notice that it elects to reaffirm the exercise, any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.

(B)          Asset Sale.  In the event of an Acquisition that is described in Article 1.6.1(a) and is an “arms’-length” transaction with a third party that is not an Affiliate of the Company (a “True Asset Sale”), Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale, (b) permit this Warrant to continue (unless exercised in the interim) until the earlier of the Expiration Date or the dissolution and/or liquidation of the Company following the closing of any such True Asset Sale, subject to Article 5.8, or (c) elect to have the terms of Article 1.6.2(C) below apply.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than twenty (20) business days prior to the closing of the proposed True Asset Sale. Any exercise of this Warrant after delivery of such notice and prior to the consummation of the Acquisition described in such notice shall be deemed to be an exercise in connection with such Acquisition for purposes of Article 1.6.2(D).  If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and, unless Holder advises the Company in a written notice that it elects to reaffirm the exercise, any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.

(C)          Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above (or in the case of an Acquisition described in Article 1.6.2(B) above if Holder elects to have the terms of this Article 1.6.2(C) apply), the successor, surviving or acquiring entity, if applicable, shall assume in writing the obligations of this Warrant, including agreements to deliver to Holder in exchange for this Warrant a written instrument issued by the successor, surviving or acquiring entity pursuant to which this Warrant shall thereafter be exercisable for the kind, amount and value of securities, cash, and property as would have been payable for the Shares issuable upon exercise of the unexercised portion of this Warrant had such Shares been outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price and/or number of Shares shall be adjusted accordingly.

(D)          Conditional Exercise.  Notwithstanding any other provision hereon, if an exercise or conversion of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

ARTICLE 2.         ADJUSTMENTS TO THE SHARES.

2.1          Share Dividends, Subdivisions and Combinations.  If the Company declares or pays a dividend on the Shares payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.  If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the number of shares of any class or series of capital stock into which the Shares are convertible, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2          Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of the underlying securities as to which purchase rights under this Warrant exist, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number, amount and kind of securities, money and property that Holder would have ultimately received upon the completion of such reclassification, exchange, substitution, reorganization, merger, consolidation or other event if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization, merger, consolidation or other event.  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations, mergers, consolidations or other events.

2.3          Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.4          Certificate as to Adjustments.  Upon each adjustment of the Warrant Price or the kind or number of securities issuable under this Warrant pursuant to this Article 2, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Executive Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and the number and kind of securities issuable under this Warrant in effect upon the date thereof and the series of adjustments leading to such Warrant Price and such number and kind of securities.

ARTICLE 3.         REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1          Representations and Warranties.  The Company represents and warrants and covenants to Holder as follows:

(a)           The Company is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation, has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in all jurisdictions where such qualification is required.

(b)           The Company has all requisite legal and corporate power and authority, and has taken all corporate action on the part of itself, its officers, directors and stockholders necessary, to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise or conversion of this

Warrant, and to carry out and perform its obligations under this Warrant, and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, or to principles of equity.

(c)           This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws.  All Shares which may be issued upon the exercise of the purchase or conversion right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (including preemptive or other similar rights) except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company has reserved and will, at all times during the term of this Warrant keep reserved, a sufficient number of Shares for issuance upon the exercise of this Warrant.

(d)           The execution, delivery, and performance of this Warrant will not result in an violation of, be in conflict with, or constitute a default under, with or without the passage of time or giving of notice, any provision of the Company’s certificate of incorporation or its by-laws, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation, or commitment to which the Company is a party or by which it is bound, or any statute, rule, or governmental regulation applicable to the Company, or the creation of any lien, charge, or encumbrance upon any assets of the Company.

3.2          Notice of Certain Events; Information. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; (c) to consummate any Acquisition, (d) to liquidate, dissolve or wind up, or (e) to take any action or to effect any transaction which requires the Company to provide notice to other holders of the Shares, then, in connection with each such event, the Company shall give Holder: (1) at least twenty (20) business days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b), (c), (d) or (e) above, at least twenty (20) business days prior written notice of the date when the same will take place (and, if applicable, specifying the date on which the holders of stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.3          Exchange Act Reports; Legend.

3.3.1       Reports. With a view to making available to Holder the benefits of Securities and Exchange Commission (“SEC”) Rule 144 and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall, so long as it is subject to the reporting requirements of the Act (and the rules and regulations promulgated thereunder) and the Exchange Act, (A) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times; (B) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and (C) furnish to Holder in connection with a proposed sale of the Shares pursuant to Rule 144, upon request (1) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, and (2) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC that permits the sale of any securities without registration or pursuant to Form S-3.

3.3.2       Legend. Neither this Warrant nor any certificate or instrument evidencing this Warrant or the Shares shall bear (and the Company hereby agrees to remove or not to affix, as applicable and provided herein) any restrictive or other legend, notice or provision (including without limitation the legend included on the first page of this Warrant as of the Issue Date or any similar legend) restricting the sale or transfer of this Warrant or the Shares if such a legend, notice or provision is not required in order to establish compliance with any provision of the Act, or the rules and regulations promulgated thereunder, in each case provided that the Holder has provided reasonable evidence to the Company (including any customary broker’s or transferring stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clause (C) below) that:  (A) a transfer of this Warrant or the Shares, as applicable, has been made pursuant to SEC Rule 144 (assuming the transferor is not an “affiliate” (as defined in SEC Rule 144) of the Company); (B) the Warrant or the Shares, as applicable, are then eligible for transfer pursuant to SEC Rule 144(b)(i); or (C) in connection with any other sale or transfer, provided that upon the request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form to the Company, to the effect that either such sale or transfer may be made without registration under the applicable requirements of the Act or that such a legend, notice or provision is not required by, and is not required in order to establish compliance with any provisions of, the Act.  If the Company believes that the Holder has not provided reasonable evidence to support a request for removal of any restrictive or other legend, notice or provision, the Company will so notify the Holder within three (3) Trading Days of such request for removal.  For all purposes of Article 1.4, the Company shall not be deemed to have delivered to Holder Shares unless and until the Company shall have fully complied with all of the terms and conditions of this Article 3.3.

3.4          No Shareholder Rights.  Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise or conversion of this Warrant.

3.5          Certain Information.  The Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.  Holder acknowledges that it is a violation of law to trade in securities of the Company while in possession of material non-public information received from the Company and agrees that it shall hold and treat any information received by it in confidence in accordance with the provisions of Section 13.9 of the Loan Agreement, which provisions are hereby incorporated herein by reference and agreed to apply to such information.

ARTICLE 4.         REPRESENTATIONS, WARRANTIES OF THE HOLDER.  Holder represents and warrants to the Company as follows:

4.1          Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.  Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2          Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3          Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4          Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5          The Act.  Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act and have been and will be issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5.         MISCELLANEOUS.

5.1          Term.  This Warrant is exercisable or convertible in whole or in part at any time and from time to time on or before the Expiration Date.  The conditions under which the Warrant shall automatically convert on the Expiration Date are set forth in Article 5.8 below.

5.2          Legends.  Subject to Article 3.3.2, each certificate representing Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED IN THAT CERTAIN WARRANT TO PURCHASE STOCK, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR UNLESS, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR

HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3          Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an Affiliate of Holder.

5.4          Transfer Procedure.  Subject to the provisions of Article 5.3 and upon and effective immediately as of providing the Company with written notice substantially in the form attached as Appendix 2, Holder and any permitted transferee may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder or such transferee will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder or such transferee promptly thereafter surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.5          Notices.  All notices, requests, documents and other communications (collectively, “Notices”) from the Company to Holder, or vice versa, shall be in writing and deemed validly delivered (a) upon the earlier of actual receipt and three (3) business days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.  As used in this Warrant, “business days” shall refer to all days other than any Saturday, Sunday or day on which Holder is closed.  All notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Midcap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland  20814

Attention:  Portfolio Management- Life Sciences

Fax:  (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland  20814

Attention:  General Counsel

Fax:  (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Anthera Pharmaceuticals, Inc.

25801 Industrial B Boulevard

Suite B

Hayward, CA 94545

Attention: Paul Truex, Chief Executive Officer

Fax: (650) 456-2100

E-Mail: mliu@anthera.com

With a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA  94304

Attention:  Barclay Kamb

Telephone No:  (650) 843-5000

E-Mail:  bkamb@cooley.com

5.6          Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7          Attorneys’ Fees; Remedies.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees and disbursements. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

5.8          Automatic Conversion upon Expiration.  Unless Holder notifies the Company in writing to the contrary prior to such automatic conversion, in the event that, upon the earliest to occur of the Expiration Date or any expiration, involuntary termination or cancellation of this Warrant, the Fair Market Value of one Share as determined in accordance with Article 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed as of immediately before such date to have been converted pursuant to Article 1.2 above (even if not surrendered) as to all Shares for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares issued upon such conversion to the Holder.

5.9          Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10        Governing Law.  This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, without reference to its conflict of law provisions.

5.11        Headings.  The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

5.12        Severability.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision.

5.13        Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

5.14        No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Warrant to Purchase Stock by their duly authorized representatives as of                    , 2013.

COMPANY

ANTHERA PHARMACEUTICALS, INC.

By:
Name:
Title:

HOLDER

MIDCAP FINANCIAL SBIC, LP

By:
Name:	[ ]
Title:	[ ]

APPENDIX 1

NOTICE OF EXERCISE

1.             Holder elects to purchase                       shares of the Common Stock of Anthera Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.             Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.  This conversion is exercised for                                    of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.             Please issue a certificate or certificates representing the shares in the name specified below:

Holders Name

(Address)

3.             By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2

ASSIGNMENT

For value received, [                                            ] hereby sells, assigns and transfers unto

Name:

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by Anthera Pharmaceuticals, Inc. (the “Company”), on                           , 2013 (the “Warrant”) together with all rights, title and interest therein.

[ ]

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company,                       makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[NAME OF TRANSFEREE]

By:
Name:
Title:

APPENDIX 3

EXERCISES

Date	No. of Shares Exercised	Shares Remaining Under Warrant